THIRD AMENDMENT TO

AMENDED REVOLVING CREDIT AGREEMENT

THIRD AMENDMENT, dated as of June 29, 2007 (this “Amendment”), to the Amended Revolving Credit Agreement, dated as of June 22, 2006 (as amended by the First Amendment, dated as of August 4, 2006, as further amended by the Waiver, Consent, Partial Release and Second Amendment, dated as of February 28, 2007, and as further amended, restated or otherwise modified from time to time, the “Credit Agreement”), by and among Alon USA Energy, Inc., a Delaware corporation (the “Parent”), Alon USA, LP, f/k/a SWBU, L.P., a Texas limited partnership (“Alon LP”; and together with such other subsidiaries of the Parent as may be designated as a borrower hereunder by Alon LP with the prior written consent of the Agent and the Required Lenders (as defined in the Credit Agreement), each individually a “Borrower”, and, collectively, the "Borrowers”), all direct and indirect subsidiaries of the Parent (other than subsidiaries of Alon USA Interests, LLC, a Texas limited liability company and the Bank of America Financed Subsidiaries (as defined in the Credit Agreement)(together with the Parent, each individually a "Guarantor Company”, and, collectively, the “Guarantor Companies”), the financial institutions from time to time party hereto (each a “Lender” and collectively, the "Lenders”), Israel Discount Bank of New York, as administrative agent, co-arranger and collateral agent for the Lenders (in such capacity, the “Agent”), and Bank Leumi USA, as co-arranger for the Lenders (“Bank Leumi”).

W I T N E S S E T H

WHEREAS, the Borrowers, the Guarantor Companies, the Lenders, the Agent and Bank Leumi are parties to the Credit Agreement, pursuant to which the Lenders have made revolving loans to the Borrowers; and

WHEREAS, the Loan Parties, the Lenders, Bank Leumi and the Agent wish to amend the Credit Agreement and the Loan Documents, in order to terminate (i) the obligation to continue to deliver audited annual financial statements and quarterly unaudited financial statements, in each case, for Alon USA and its Consolidated Subsidiaries, and (ii) the requirement that Alon USA and it Consolidated Subsidiaries maintain a minimum Consolidated Tangible Net Worth in accordance with Section 7.02(i)(i).

NOW THEREFORE, in consideration of the foregoing and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1. Definitions. Any capitalized term used herein and not defined shall have the meaning assigned to it in the Credit Agreement.

2. Acknowledgement of Waiver. The Agent and the Lenders acknowledge that, commencing as of March 31, 2007, they agreed at the request of the Company to waive the requirement for the delivery of annual and quarterly financial statements of Alon USA and its Consolidated Subsidiaries.

3. Amendment to Credit Agreement. The Credit Agreement is hereby amended by:

(a) amending and restating Section 7.01(a)(i) in its entirety to read as follows:

"(i) as soon as available and in any event within 60 days after the end of each of the first three Fiscal Quarters of the Parent in each Fiscal Year, consolidated balance sheets, consolidated statements of income and consolidated statements of cash flow of the Parent and its Consolidated Subsidiaries as at the end of such Fiscal Quarter; and for the period commencing at the end of the immediately preceding Fiscal Year and ending with the end of such Fiscal Quarter, setting forth in each case in comparative form the figures for the corresponding date or period of the immediately preceding Fiscal Year, all in reasonable detail and (A) certified by the chief financial officer of the Parent as fairly presenting, in all material respects, the financial position and the results of operations and changes in financial position, as of the end of such Fiscal Quarter of the Parent and its Consolidated Subsidiaries, in accordance with GAAP applied in a manner consistent with that of the most recent audited financial statements furnished to the Lenders, subject to year end adjustments, and (B) accompanied by a review report thereon of KPMG, LLP or other independent certified public accountants of recognized standing selected by the Parent and satisfactory to the Agent (it being agreed that any “Big Four” accounting firm shall be deemed acceptable), which report shall state that such accountants reviewed such consolidated balance sheets, statements of income and statements of cash flow and that based on such review, such accountants are not aware of any material modifications that should be made in such financial statements in order for them to be in conformity with GAAP;”

(b) amending and restating Section 7.01(a)(ii) in its entirety to read as follows:

"(ii) as soon as available, and in any event within 90 days after the end of each Fiscal Year of the Parent, the audited consolidated balance sheets, consolidated statements of income and consolidated statements of stockholders’ equity and consolidated statements of cash flow of the Parent and its Consolidated Subsidiaries as at the end of such Fiscal Year, setting forth in comparative form the corresponding figures for the immediately preceding Fiscal Year, all in reasonable detail and prepared in accordance with GAAP, and (in the case of the consolidated balance sheets and statements of income, stockholders’ equity and cash flow) accompanied by a report and an unqualified opinion, prepared in accordance with generally accepted auditing standards, of KPMG, LLP or other independent certified public accountants of recognized standing selected by the Parent and satisfactory to the Agent (it being agreed that any “Big Four” accounting firm shall be deemed acceptable);”.

(c) amending and restating Section 7.02(i)(i) in its entirety to read as follows:

"(i) Reserved.”.

4. Conditions to Effectiveness. This Amendment shall become effective (the “Third Amendment Effective Date”) upon the Agent’s receipt of counterparts of this Amendment which bear the signatures of the Loan Parties, the Agent and the Lenders.

5. Reservation of Rights. No action or acquiescence by the Agent and the Lenders, including, without limitation, this Amendment of, or the acceptance of any payments under, the Credit Agreement, shall constitute a waiver of any Default or Event of Default which may exist as of the Third Amendment Effective Date. Accordingly, the Agent and the Lenders reserve all of their rights under the Credit Agreement, the Loan Documents, at law and otherwise regarding any such Default or Event of Default.

6. Continued Effectiveness of Loan Documents. Each of the Loan Parties hereby (i) confirms and agrees that each Loan Document to which it is a party is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects except that on and after the Third Amendment Effective Date all references in any such Loan Document to “the Credit Agreement”, “thereto”, “thereof”, “thereunder” or words of like import referring to the Credit Agreement shall mean the Credit Agreement as amended by this Amendment, and (ii) confirms and agrees that to the extent that any such Loan Document purports to assign or pledge to the Collateral Agent, or to grant to the Collateral Agent a security interest in or lien on, any collateral as security for the Obligations of the Loan Parties from time to time existing in respect of the Credit Agreement and the Loan Documents, such pledge, assignment and/or grant of the security interest or lien is hereby ratified and confirmed in all respects.

7. Miscellaneous.

(a) This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement. Delivery of a counterpart hereby by facsimile transmission shall be equally effective as delivery of a manually executed counterpart hereof.

(b) Section and paragraph headings herein are included for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

(c) This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.

(d) The Loan Parties will pay on demand all fees, reasonable out-of-pocket costs and expenses of the Agent in connection with the preparation, execution and delivery of this Amendment, including, without limitation, the reasonable fees, out-of-pocket disbursements and other client charges of Schulte Roth & Zabel LLP.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

Borrowers:

ALON USA, LP

By: Alon USA GP, LLC, a Delaware limited
liability company, its general partner

By: /s/ David Wiessman
Name: David Wiessman
Title: Chairman of the Board of Managers

Guarantor Companies:

ALON ASSETS, INC.

ALON USA OPERATING, INC
ALON USA REFINING, INC.
ALON ASPHALT BAKERSFIELD, INC
ALON USA, INC.
ALON USA ENERGY, INC.
ALON USA CAPITAL, INC.

By: /s/ David Wiessman
Name: David Wiessman
Title: Chairman of the Board of Directors

ALON USA GP, LLC

By: /s/ David Wiessman
Name: David Wiessman
Title: Chairman of the Board of Managers

ALON USA INTERESTS, LLC

By: /s/ Jeffrey D. Morris
Name: Jeffrey D. Morris
Title: Chairman of the Board of Managers

ALON USA DELAWARE, LLC

ALON PIPELINE LOGISTICS, LLC

By: /s/ David Wiessman
Name: David Wiessman
Title: President

ALON CRUDE PIPELINE, LLC

ALON PARAMOUNT HOLDINGS, INC.
PARAMOUNT OF WASHINGTON, LLC
PARAMOUNT OF OREGON, LLC

By: /s/ Jeffrey D. Morris
Name: Jeffrey D. Morris
Title: President

Agent and Lender:

ISRAEL DISCOUNT BANK OF NEW YORK

By: /s/ Amir Barash
Name: Amir Barash
Title: First Vice President

By: /s/ Mali Golan
Name: Mali Golan
Title: Assistant Vice President

Lender and Co-arranger:

BANK LEUMI USA

By: /s/ Hanita Musel
Name: Hanita Musel
Title: Assistant Vice President

By: /s/ Michaela Klein
Name: Michaela Klein
Title: Senior Vice President